SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): May 28, 2009

Commission File No. 0-26669

Can-Cal Resources Ltd.
(Name of Small Business Issuer in its charter)

Nevada	88-0336988
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2500 Vista Mar Drive, Las Vegas, NV  89128
(Address of principal executive offices)

(702) 243-1849
(Issuer's telephone number)

N/A
(Former name, former  address  and  former  fiscal  year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On May 28, 2009, pursuant to  private placement exemptions under Section 4(2) and Regulation S of the Securities Act of 1933, Can-Cal Resources Ltd. (the “Company”), sold 967,600 units of securities consisting of (i) one share of common stock and (ii) one warrant to purchase one share of common stock (the “Units”) at a price of $0.125 per Unit.  The warrants are exercisable each into one share of common stock at a price of $0.15 per share and have an expiration date of March 31, 2011.  The Company received from the sales total gross proceeds of $120,950.00.

The Company plans to use the proceeds of the sale (i) for exploration and development of Can-Cal’s current properties, including ongoing laboratory methodology processing and metallurgy testing in relation to precious metal extraction from Can-Cal’s Pisgah and Wikieup properties; (ii) to fund the rescission of certain prior sales of shares as per the requirements of the British Columbia Securities Commission in connection with April 24, 2009, partial revocation of the Cease Trade Order, and; (iii) for general working capital requirements.

Section 8– Other Events

Item 8.01 Other Events

Section 9 – Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.3	Press release issued May 28, 2009	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 1, 2009

Can-Cal Resources Ltd.

By:	/s/ Ronald D. Sloan
Ronald D. Sloan
Chief Executive Officer